As filed with the Securities and Exchange Commission on April 19, 2002
                                                       Registration No. 333-
===============================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                           RIGGS NATIONAL CORPORATION
              (Exact name of registrant as specified in its charter)

               Delaware                                  52-1217953
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                  Identification No.)

      1503 Pennsylvania Avenue, N.W.
             Washington, D.C.                                20005
 (Address of principal executive offices)                 (Zip code)

                            RIGGS NATIONAL CORPORATION
                          2002 LONG-TERM INCENTIVE PLAN
                              (Full title of the plan)

                             JOSEPH M. CAHILL, ESQ.
                                 General Counsel
                           Riggs National Corporation
                              800 17th Street, N.W.
                             Washington, D.C. 20006
                      (Name and address of agent for service)

                                 (301) 887-6000
           (Telephone number, including area code, of agent for service)

                         ------------------------------
                         Copy of all communications to:

                            Frank G. Zarb, Jr., Esq.
                           Morgan, Lewis & Bockius LLP
                              1600 Tysons Boulevard
                           McLean, Virginia 22102-4824
                                 (703) 918-1000


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                           Proposed Maximum           Proposed Maximum
    Title of securities            Amount to be             Offering Price               Aggregate                 Amount of
   to be registered (1)           Registered (1)           Per Share (1) (2)       Offering Price (1) (2)   Registration Fee (1) (2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value             9,143,879                    $15.505               $141,775,843.90              $35,443.96
$2.50 per share
===================================================================================================================================

(1) Pursuant to Rule 416(a), the number of shares of Common Stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the 2002 Long-Term Incentive Plan.

(2) Calculated pursuant to Rules 457(c) and (h), based upon the average of the reported high and low sales prices for the Common Stock as reported on the Nasdaq National Market for April 17, 2002.

===============================================================================

                                EXPLANATORY NOTE

         On April 17, 2002, the shareholders of Riggs National Corporation (the "Registrant") approved the Riggs National Corporation 2002 Long-Term Incentive Plan (the "2002 Plan"). The purpose of this Registration Statement is to register an aggregate of 9,143,879 shares of the Registrant's Common Stock for issuance under the 2002 Plan. The Registrant previously registered 1,250,000 shares authorized under the 1993 Stock Option Plan (the "1993 Plan"), 1,250,000 shares authorized under the 1994 Stock Option Plan (the "1994 Plan"), 9,000,000 shares authorized under the Riggs National Corporation 1996 Stock Option Plan (the "1996 Plan"), and 600,000 shares authorized under the Riggs National Corporation 1997 Non-Employee Directors Stock Option Plan, as amended (the "1997 Plan"), in earlier filed registration statements on Forms S-8 (Registration Nos. 33-51711, 33-56485, 333-14609, 333-50181, 333-50185 and 333-76281), of which
3,150 shares, 467,301, shares, 4,468,428 shares, and 205,000 shares, respectively, remained unused as of December 31, 2001. These unused shares are being "poured over" into the 2002 Plan and registered pursuant to this Registration Statement, so that they may be used at a later date. The Registrant does not intend to grant any more awards under the 1997 Plan, the 1996 Plan, the 1994 Plan or the 1993 Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.           Plan Information. *

Item 2.           Registrant Information and Employee Plan Annual Information. *
----------------------------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.
             ----------------------------------------

             The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by the Registrant (File No. 0-9756) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

             1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001;

             2. The Registrant's Current Report on Form 8-K/A filed on March 22, 2002; and

             3. The description of Registrant's common stock, par value $2.50 per share (the "Common Stock"), contained in Registrant's Registration Statement on Form S-3 (SEC File No. 33-50775) relating to 4,000,000 shares of Registrant's 10.75% Noncumulative Perpetual Preferred Stock, Series B and 2,924,000 shares of Registrant's Common Stock, as amended by Amendment No. 3 filed on December 16, 1993.

             All documents and reports filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Item 4.      Description of Securities.
             --------------------------

         The Common Stock to be offered pursuant to the 2002 Plan has been registered under Section 12 of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

Item 5.      Interests of Named Experts and Counsel.
             ---------------------------------------

             Not applicable.

Item 6.      Indemnification of Directors and Officers.
             ------------------------------------------

             Section 145 of the General Corporation Law of the State of Delaware, Article Eleventh of the Registrant's Certificate of Incorporation and
Section 14.1 of the Registrant's Bylaws provide for indemnification of the Registrant's directors and officers in a variety of circumstances which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

             The general effect of the provisions in the Registrant's Certificate of Incorporation and Delaware General Corporation Law is to provide that the Registrant shall indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the defense or settlement of any judicial or administrative proceedings in which they become involved by reason of their status as directors or officers of the Registrant, if they acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to legal proceedings by or in the right of the Registrant in which a director or officer is adjudged liable for improper performance of his or her duty to the Registrant or another enterprise which he or she served in a similar capacity at the request of the Registrant, indemnification is limited by such provisions to that amount which is permitted by the court. In addition, the Registrant has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act.

             In addition, Article Eleventh of the Registrant's Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate or limit the liability of a director for: (i) breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct in paying illegal dividends or improperly purchasing or redeeming the Registrant's own stock; or (iv) any transaction in which the director obtains an improper personal benefit.

Item 7.      Exemption from Registration Claimed.
             ------------------------------------

             Not applicable.

Item 8.      Exhibits.
             ---------

Exhibit Numbers           Exhibit
-------------------------------------------------------------------------------
   5.1             Opinion of Morgan, Lewis & Bockius LLP (filed herewith).

  23.1             Consent of Arthur Andersen LLP, Independent Accountants
                   (filed herewith).

  23.2             Consent of Morgan, Lewis & Bockius LLP (filed as part of
                   Exhibit 5.1).

  24.1             Power of Attorney (filed herewith).

  99.1             Riggs National Corporation 2002 Long-Term Incentive Plan

Item 9.       Undertakings.
              -------------

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      To include any prospectus required by Section 10(a)
(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on this 18th day of April 2002.

                                     RIGGS NATIONAL CORPORATION


                                     By: /s/ ROBERT L. ALLBRITTON
                                         --------------------------------------
                                         Name:     Robert L. Allbritton
                                         Title:    Chairman of the Board and
                                                   Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Name                                 Title                            Date
----                                 -----                            ----


/S/ ROBERT L. ALLBRITTON
------------------------  Chairman of the Board and Chief        April 18, 2002
Robert L. Allbritton           Executive Officer
                          (Principal Executive Officer)

            *
------------------------    Vice Chairman of the Board           April 18, 2002
Joe L. Allbritton


            *
------------------------    Vice Chairman of the Board           April 18, 2002
Robert L. Sloan


/S/ TIMOTHY C. COUGHLIN
------------------------       President, Director               April 18, 2002
Timothy C. Coughlin

/S/ STEVEN T. TAMBURO
------------------------            Treasurer                    April 18, 2002
Steven T. Tamburo       (Principal Financial and Accounting
                                     Officer)

Name                                 Title                            Date
----                                 -----                            ----

            *
------------------------           Director                      April 18, 2002
J. Carter Beese, Jr.

            *
------------------------           Director                      April 18, 2002
Charles A. Camalier, III

            *
------------------------           Director                      April 18, 2002
Lawrence I. Hebert


            *
------------------------           Director                      April 18, 2002
Steven B. Pfeiffer


            *
------------------------           Director                      April 18, 2002
Jack Valenti


            *
------------------------           Director                      April 18, 2002
William L. Walton


            *
------------------------            Director                     April 18, 2002
Eddie N. Williams

* Joseph M. Cahill, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed herewith with the Securities and Exchange Commission.

                                 /S/ JOSEPH M. CAHILL
                                 ----------------------------------
                                 Joseph M. Cahill, Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit Numbers           Exhibit
-------------------------------------------------------------------------------
   5.1             Opinion of Morgan, Lewis & Bockius LLP (filed herewith).

  23.1             Consent of Arthur Andersen LLP, Independent Accountants
                   (filed herewith).

  23.2             Consent of Morgan, Lewis & Bockius LLP (filed as part of
                   Exhibit 5.1).

  24.1             Power of Attorney (filed herewith).

  99.1             Riggs National Corporation 2002 Long-Term Incentive Plan